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First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297
(212) 858-8000








                                January 26, 2006


Ms. Sarah Holmes
Brown Brothers Harriman
40 Water Street
Boston, MA  02109

RE:  FIRST INVESTORS FUNDS

Dear Ms. Holmes:

     Please be advised that the First Investors Global Fund, Inc. will be reorganized into the First Investors Global Fund, a series of First Investors Equity Funds, a new Delaware statutory trust, effective after the close of business on January 27, 2006 and is the successor in interest to the First Investors Global Fund, Inc. under each of the Custody Agreement dated June 19, 1986, as amended June 21, 2001, with Brown Brothers Harriman and the 17f-5 Delegation Schedule dated June 21, 2001.



                                            Very truly yours,

                                            FIRST INVESTORS FUNDS


                                            By: /s/ Kathryn S. Head
                                                -------------------
                                                Kathryn S. Head
                                                President